UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 10, 2021
The annual meeting of stockholders of One Liberty Properties, Inc., a Maryland corporation (“we,” “us”, “our” or the “Company”), will be held at our offices, located at 60 Cutter Mill Road, Suite 303, Great Neck, NY, on Thursday, June 10, 2021 at 9:30 a.m., local time, to consider and vote on the following matters:
1.
The election of (i) three Class 1 directors, each to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) one Class 2 director to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; and (iii) one Class 3 director to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
3.	Any other business properly brought before the meeting.
The Board of Directors recommends that you vote “FOR” the election of each of the nominees listed in the accompanying proxy statement and “FOR” proposal 2.
Holders of record of our common stock at the close of business on April 21, 2021 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
It is important that your shares be represented and voted at the meeting. To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.
By Order of the Board of Directors

S. Asher Gaffney, Vice President and Corporate Secretary
April 26, 2021
We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

ONE LIBERTY PROPERTIES, INC.
PROXY STATEMENT
GENERAL
Our Board of Directors, which we may also refer to as the “board of directors” or the “board,” is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2021 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021 on Thursday, June 10, 2021 at 9:30 a.m., local time.
The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is properly revoked before the meeting.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will consider and vote on the following matters:
•
the election of (i) three Class 1 directors, each to hold office until the 2024 annual meeting and until their respective successors are duly elected and qualify; (ii) one Class 2 director to hold office until the 2023 annual meeting and until his or her successor is duly elected and qualifies; and (iii) one Class 3 director to hold office until the 2022 annual meeting and until his or her successor is duly elected and qualifies;

•	ratification of the appointment of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the year ending December 31, 2021; and
•	such other matters as may properly come before the meeting.
How does the Board of Directors recommend that I vote at the annual meeting?
Our Board of Directors recommends that you vote:
•	“FOR” the election of each of the nominees listed in this proxy statement as a director (each, a “nominee” and collectively, the “nominees”); and
•	“FOR” the proposal to ratify the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2021.
The persons named as proxies will vote in their discretion on any other matter properly brought before the annual meeting.
Who is entitled to vote?
We are mailing this proxy statement on or about April 29, 2021 to our stockholders of record as of the close of business on April 21, 2021, which we refer to as the record date. The record date was established by our board. Stockholders as of the close of business on the record date are entitled to receive notice of and to vote their shares at the meeting. Each outstanding share of common stock entitles the holder to cast one vote. As of the close of business on the record date, 20,732,153 shares of our common stock were outstanding and entitled to vote at the meeting.

How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., LLC, you are considered the stockholder of record with respect to those shares and the proxy card was sent directly to you by our transfer agent. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:
•	Vote online. You may vote online at www.voteproxy.com. To vote online, you must have your control number provided in the proxy card.
•	Vote by telephone. You may vote by telephone by calling 1-800-PROXIES (1-800-776-9437). To vote by telephone, you must have the control number provided in your proxy card.
•	Vote by regular mail. If you would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
•	Vote by attending the meeting in person.
Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. New York City time, on June 9, 2021. If you vote by telephone or via the internet, it is not necessary to return your proxy card.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, nominee or other similar organization, which we refer to collectively as an “Agent,” then you are the beneficial owner of shares held in “street name,” and a voting instruction form was or should have been forwarded to you by your Agent. As a beneficial owner, you have the right to instruct your Agent on how to vote the shares held in your account. You should instruct your Agent how to vote your shares by following the voting instructions provided by your Agent. If you wish to vote in person at the annual meeting, you must contact your Agent to obtain a legal proxy from the broker or nominee.
How will my shares be voted?
If you are a stockholder of record as of the close of business on the record date and you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card “FOR” each of the nominees listed in this proxy statement and “FOR” the proposal to ratify the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2021. If you are a stockholder of record as of the close of business on the record date and you return the signed proxy card, the proxy holders may vote in their discretion with respect to any other matters that properly come before the meeting. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our board may nominate another individual for election as a director at the annual meeting, and the persons named as proxy holders will vote “FOR” the election of any substitute nominee.
If you are a stockholder of record as of the close of business on the record date and you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting with the properly executed and marked proxy card. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company, LLC.
If my shares are held in “street name” by my Agent, will the Agent vote my shares without specific instructions from me?
Not in most circumstances. In the absence of your voting instructions, your Agent may only vote your shares in its discretion on “routine matters” and your Agent may not vote your shares on proposals that are not “routine.” We believe that the proposal to ratify the selection of E&Y is a routine matter on which your Agent can vote on your behalf if you do not furnish voting instructions. All of the other proposals may be considered non-routine matters so your Agent may not be entitled to vote your shares on these proposals without your instructions. A broker non-vote occurs when an Agent does not vote on a particular proposal because the Agent does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. If you hold your shares in street name and do not give the Agent specific voting instructions on the election of directors, your shares will not be voted on those items, and a broker non-vote will occur. If your shares are held in “street name” by your Agent, you should follow the directions provided by your Agent in order to instruct them to how to vote your shares.

Who will count the vote?
A representative of our transfer agent, American Stock Transfer and Trust Company, LLC, or another person designated by or at the direction of our board or the chair of the annual meeting will tabulate the votes and act as inspector of elections.
Can I revoke my proxy before it is exercised?
If you hold stock directly in your name, you can revoke your proxy at any time before it is voted at the annual meeting by filing a written revocation with our Office of the Corporate Secretary, or delivering to American Stock Transfer and Trust Company, LLC a properly executed proxy bearing a later date. You may also revoke your proxy with a timely and valid later telephone or Internet vote or by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted as instructed in the proxy.
If your shares are held in the name of your Agent, you must contact such Agent and comply with the Agent’s procedures if you want to revoke or change the instructions that you previously provided to the Agent.
Attendance at the meeting will not by itself automatically revoke a previously granted proxy.
What constitutes a quorum?
A quorum is the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting on any matter. To constitute a quorum, the holders of at least 10,366,077 shares must be present in person or by proxy at the meeting. Generally, action cannot be taken at the meeting unless a quorum is present.
Abstentions and brokers non-votes will be considered present for the purpose of determining the presence of a quorum.
Is my vote important?
If you do not submit a proxy or vote in person at the annual meeting, it will be more difficult for us to obtain the necessary quorum to hold the annual meeting.
How many votes does it take to approve the items to be voted upon?
The affirmative vote of a majority of the total votes cast “for” and “against” as to a nominee is required for the election of such nominee as director. Accordingly, abstentions and broker non-votes will have no effect on the vote for the election of such nominees.
The affirmative vote of a majority of all of the votes cast on the proposal is required to ratify the selection of E&Y. For the purposes of such vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Agents are not prohibited from voting shares held in street name in their discretion on this proposal, and accordingly, we do not expect to receive any broker non-votes on this proposal.
Who is soliciting my proxy and who pays the cost?
This solicitation of proxies is made by and on behalf of our board. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our and our affiliates’ officers, directors and employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that Agents will forward proxy soliciting materials to their principals, and that we will reimburse the Agents’ related expenses.
We have retained DF King for a fee of $6,000 plus expenses and other customary charges, to aid in the solicitation of proxies from our stockholders.
What is householding?
Stockholders who share the same address and last name may receive only one copy of the proxy materials unless we, in the case of stockholders of record, or such stockholder’s Agent, in the case of stockholders whose shares are held in street name, receive contrary instructions. This practice, known as “householding,” is designed to reduce printing and mailing costs. Stockholders desiring to discontinue householding and receive a separate copy of the proxy materials, may (1) if their shares are held in street name, notify their Agent or (2) if they are stockholders of record, direct a written request to: One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attn: Office of the Corporate Secretary.
When are stockholder proposals due for the 2022 Annual Meeting?
We expect that our annual meeting of stockholders for the year ending December 31, 2021 will be held in June 2022.
Our amended and restated bylaws, which we refer to as our Bylaws, require that we be given advance written notice of nominations for election to our board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Office of the Corporate Secretary must receive such notice, as well as the information and other materials required by our bylaws, at our principal executive office not later than 5:00 p.m., Eastern Time, on December 30, 2021 and no earlier than November 30, 2021 for matters or nominations to be properly presented at the 2022 annual meeting of our stockholders.
Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by the Office of the Corporate Secretary at the address set forth on the cover page of this proxy statement no later than November 30, 2021. Any proposal should be addressed to the Office of the Corporate Secretary and may be included in next year’s proxy materials for our 2022 annual meeting of stockholders only if such proposal complies with the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the “SEC.” We are not required to include in our proxy statement or our proxy card relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
What other information about us is available?
Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Office of the Corporate Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.1liberty.com. Our Annual Report to Stockholders for 2020 accompanies this proxy statement.

GOVERNANCE OF THE COMPANY
General
Our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our chief executive officer, chairman of the board and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.
During 2020, the board held four meetings. All of the directors attended at least 75% of the total number of meetings of the board and the committees of which such director was a member. Our non-management directors (i.e., directors who are not compensated by us except for compensation for serving on the board or its committees) meet at regularly scheduled executive sessions without management. We encourage our directors to attend the annual meeting of stockholders and last year, due to the COVID-19 pandemic and the requirements for social distancing, less than 25% of our directors attended this meeting.
Leadership Structure
The board of directors designated J. Robert Lovejoy as its “Independent Lead Director.” Among other things, the Independent Lead Director presides over, and proposes the topics to be discussed at, executive sessions of the independent directors, recommends to the chairman of the board matters to be considered and materials to be reviewed by the board, participates in meetings of the committees of the board, serves as an independent point of contact for stockholders desiring to communicate with the board and performs such other duties and responsibilities as are assigned to him by a majority of the non-management directors.
Our company is led by Matthew J. Gould, chairman of our board, Fredric H. Gould, vice chairman of our board and Patrick J. Callan, Jr., president and chief executive officer. Although the board has not established a policy on whether the roles of the chairman and chief executive officer should be separated, the board believes our current structure is the most appropriate structure at this time because it makes the best use of the abilities of these individuals.
Risk Oversight
Management is responsible for the day-to-day management of risks we face. Our board of directors has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risks; our compensation committee oversees risks relating to remuneration of our full-time executive officers; and our nominating and corporate governance committee, which we refer to as the “nominating committee”, oversees corporate governance risks. A portion of each quarterly meeting of the audit committee is devoted to reviewing with management, among other things, property portfolio issues which could have a material adverse impact on current or future operations or financial condition including, potential or actual impairments, if any, liquidity risks, debt covenants and maturities, lease expirations and, as required, reviewing risks arising from related party transactions. Each audit committee meeting is generally attended by our chairman of the board, chief executive officer and chief operating officer who are there, among other things, to respond to issues relating to tenant matters or property operations. In addition, at each meeting of the audit committee, one or more of our chief financial officer, our chief accounting officer, the accounting firm performing the internal audit function on our behalf and our independent registered public accounting firm report to the committee with respect to compliance with our internal control policies to ascertain that no failures of a significant or material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.
At each meeting of the board of directors, the significant risks discussed by the audit committee at its most recent meeting are reviewed by the Board.
Our compensation committee monitors risks associated with our compensation structure. The compensation committee believes that the compensation programs which are in place do not give rise to any risk that is reasonably likely to have a material adverse effect on us.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to our directors, officers (including our chief executive officer, principal financial officer, principal accounting officer or persons performing similar functions), employees, consultants and certain others performing services on our behalf. The code is designed to assist such persons in resolving ethical issues that involve us and covers a variety of topics, including those required by the SEC and the New York Stock Exchange, which we refer to as the “NYSE.” Topics covered include conflicts of interest, confidentiality of information, and compliance with laws and regulations.
During 2020, there were no amendments to the code and no waivers of the provisions of the code with respect to any of our directors, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code on our website. See “Additional Information and Notice of Internet Availability of Proxy Materials” to obtain access to, or copies of, our code of business conduct and ethics.
Committees of the Board of Directors
We have three standing committees: audit, compensation and nominating. Our board has adopted corporate governance guidelines that address the make-up and function of the board and a charter for each of these committees. The charter for each committee requires that such committee be comprised of at least three independent directors and in the case of the audit committee, also requires that at least one member of the committee qualify as a “financial expert.” All of the members of each committee were independent during their period of service on such committee and in the case of the audit committee, each such member was also financially literate. See “Additional Information and Notice of Internet Availability of Proxy Materials” to obtain access to, or copies of, our corporate governance guidelines and committee charters.
The table below provides membership and meeting information for each of the following committees of the board in 2020:
Name	Audit	Compensation	Nominating
Charles Biederman		✓	Chair
Joseph A. DeLuca(1)	✓		✓
Edward Gellert(2)
J. Robert Lovejoy(3)	✓	Chair	✓
Leor Siri(4)	Chair
Karen A. Till(5)	✓		✓
Eugene I. Zuriff(6)	✓	✓
Number of Meetings	4	3	3
(1)	He served as a member of the audit committee through June 30, 2020, at which time he began serving as a member of the nominating committee.
(2)	He was elected a director by the board on December 2, 2020.
(3)	He served as a member of the nominating committee through June 30, 2020, at which time he began serving as a member of the audit committee.
(4)	He served as our audit committee financial expert in 2020.
(5)	She has served as a member of the audit committee since June 30, 2020.
(6)	He served as a member of the audit committee through June 30, 2020.
Audit Committee
This committee is responsible for assisting the board in overseeing, among other things, (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the independent registered public accounting firm, (v) the performance of the accounting firm performing our internal control audit function, and (vi) the preparation of the audit committee report required by the SEC for inclusion in this proxy statement. The audit committee is also responsible for the selection and engagement of our independent registered public accounting firm, for approving the fees paid to such firm and for approving related party transactions.
Compensation Committee
This committee recommends the base salary and annual bonus to our full-time senior executive officers and the fees to be paid to our directors, determines (or delegates, in the manner and to the extent permitted by applicable law, the determination of) all awards under our equity based incentive plans, oversees compliance with our stock ownership guidelines, and monitors risks associated with our compensation structure.

Nominating Committee
This committee is responsible for, among other things, recommending a slate of directors for election to the board of directors at the annual stockholders’ meeting, recommending committee assignments to the board of directors, identifying and recommending candidates to fill vacancies on the board of directors between annual stockholder meetings, recommending a slate of officers for election by the board of directors at the annual directors’ meeting, proposing, monitoring and recommending changes to our corporate governance guidelines and overseeing the evaluation of the effectiveness of our board of directors and the committees thereof.
Director Qualifications
The board believes that it should be comprised of directors with complementary backgrounds and that directors should, at a minimum, have experience which is relevant to our business or otherwise be of assistance to the board in its deliberations. Our nominating committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. It considers the personal and professional attributes and the experience of each director candidate to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics in order to perform their duties properly and should be willing and able to devote the required amount of time to our business.
When considering candidates for director, the nominating committee will take into account a number of factors, including the following:
•	the candidate’s ability to qualify as an independent director;
•	whether the candidate has relevant business experience;
•	the candidate’s judgment, skill, integrity and reputation;
•	whether the candidate has a background in accounting, finance or other skills deemed by the Board; and
•	the size and composition of the existing board.
The nominating committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Office of the Corporate Secretary and include:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating committee;
•	the name of and contact information of the candidate;
•
a detailed statement of the candidate’s business and educational experience and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors;

•	information regarding each of the factors listed above sufficient to enable the nominating committee to evaluate the candidate;
•	a statement detailing any relationship between the candidate and any of our competitors, affiliated companies or officers or directors;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
When seeking candidates for director, the nominating committee may solicit suggestions from management, incumbent directors and others. The nominating committee or its chair will interview a candidate if it believes the candidate might be suitable to be a director. The nominating committee may also ask the candidate to meet with management.
The nominating committee generally intends to recommend that the board nominate incumbent directors whom the committee believes will continue to make important contributions to us, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving us the benefit of the familiarity and insight into our affairs that such directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body.
Independence of Directors
The board affirmatively determined that each of (i) Charles Biederman, Joseph A. DeLuca, Edward Gellert, J. Robert Lovejoy, Leor Siri, Karen A. Till and Eugene I. Zuriff, constituting 64% of our directors and (ii) the members of our audit, compensation and nominating committees, is independent. The board based these determinations primarily on a review of our directors’ responses to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with directors and relevant facts and circumstances provided to management of any relationships bearing on the independence of a director. In evaluating independence, the board applied the independence standards of sections 303A.01 and 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), as well as our categorical independence standards included in our corporate governance guidelines. The board also applied, with respect to the: (i) audit committee, the independence standards imposed by Rule 10A-3 promulgated under the Exchange Act, and Section 303A.07(a) of the NYSE Manual; and (ii) compensation committee, the independence standards imposed by Rule 10C-1 promulgated under the Exchange Act and Section 303A.02(a)(ii) of the NYSE Manual. See “Additional Information and Notice of Internet Availability of Proxy Materials” for information about accessing our corporate governance guidelines.
Communications with Directors
Stockholders, employees and other interested persons who want to communicate with the board, any committee of the board, or any individual director can write to:
One Liberty Properties, Inc.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Attention: Office of the Corporate Secretary
The Office of the Corporate Secretary will:
•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly; for example, where it is a request for information about the company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each board meeting, the Corporate Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.
In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to “Independent Lead Director” at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Compensation of Directors
The following table sets forth the cash compensation paid in 2020 to the non-management directors for service on our board and its committees:
		Committee
	Board	Audit	Compensation	Nominating
Annual retainer	$33,000	$12,400	$6,200	$5,200
Participation in meeting	1,000	—	—	—
Chairman’s annual retainer(1)	298,088(2)	15,000	8,500	7,000
Vice Chairman’s annual retainer	119,235(2)	—	—	—
Lead director’s annual retainer	25,000	—	—	—
(1)	The amounts paid for serving as the chair of the applicable committee are in addition to the annual retainer for service on such committee.
(2)
Matthew J. Gould and Fredric H. Gould, members of management, were paid the Chairman’s and Vice Chairman’s annual retainer, respectively. Such amounts are duplicative of the amounts included under the “Salary” column under “Executive Compensation – Summary Compensation Table.” See “Executive Compensation—Compensation of the Chairman and Vice Chairman of the Board”, Executive Compensation – Summary Compensation Table” and “Certain Relationships and Related Transactions.”

In addition, non-management directors are awarded shares of restricted common stock annually – the number of such shares varies from year to year. In each of 2021, 2020 and 2019, each such director was awarded 3,200 shares of restricted stock, other than Edward Gellert, who joined the board in December 2020 and was awarded 1,600 shares in January 2021. The restricted stock vests on a cliff vesting basis five years after the grant, subject to acceleration upon the occurrence of specified events; during the vesting period, the owner is entitled to vote and receive distributions, if any, on such shares.
Our non-management directors received the following compensation for 2020:
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Charles Biederman	55,400	89,920	145,320
Joseph A. DeLuca	45,800	89,920	135,720
Edward Gellert	1,000	—	1,000
J. Robert Lovejoy	85,500	89,920	175,420
Leor Siri	64,400	89,920	154,320
Karen A. Till	48,400	89,920	138,320
Eugene I. Zuriff	49,400	89,920	139,320
(1)
The compensation received by: (a) Matthew J. Gould, Chairman of the Board, Fredric H. Gould, Vice Chairman of the Board and Patrick J. Callan, Jr., President, Chief Executive Officer and a Director, is set forth in the Summary Compensation Table; and (b) Jeffrey A. Gould, a Senior Vice President and Director, is set forth in “Certain Relationships and Related Transactions.”

(2)
Includes all fees earned for services as a director, including annual retainer fees, committee and committee chair fees, independent lead director fee and meeting fees of $1,000 per board meeting. Each non-management director is entitled to reimbursement of travel and other expenses incurred in connection with attendance at board and committee meetings, which amounts are not included in this table.

(3)
Represents the aggregate grant date fair value of these restricted stock awards computed in accordance with Accounting Standards Codification Topic 718—Stock Compensation, which we refer to as “ASC Topic 718”. The closing price per share on January 17, 2020, the grant date, was $28.10 – on such date, each of these directors was awarded 3,200 shares of restricted stock. These shares vest in January 2025.

The table below shows the number of outstanding shares of our unvested restricted stock and the value thereof held by each non-management director at December 31, 2020:
Name(1)	Unvested Restricted Stock (#)	Market Value of Unvested Restricted Stock ($)(2)
Charles Biederman	15,600	313,092
Joseph A. DeLuca	15,600	313,092
Edward Gellert	—	—
J. Robert Lovejoy	15,600	313,092
Leor Siri	15,600	313,092
Karen A. Till	3,200	64,224
Eugene I. Zuriff	15,600	313,092
(1)
Information regarding the outstanding restricted stock units (“RSUs”) and shares of restricted stock held by Messrs. F. Gould, M. Gould and Callan, our named executive officers who also serve as directors, is set forth under “Executive Compensation – Outstanding Equity Awards at Fiscal Year End.”

(2)	The closing price on the NYSE on December 31, 2020 for a share of our common stock was $20.07.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
The following table sets forth, as of April 9, 2021 information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:
Name	Amount of Beneficial Ownership(1)	Percent of Class
Charles Biederman(2)	33,508	*
Patrick J. Callan, Jr.	273,124	1.3%
Joseph A. DeLuca(3)	47,390	*
Edward Gellert(3)	1,600	*
Fredric H. Gould(4)(5)	2,418,656	11.7%
Jeffrey A. Gould(4)(6)	2,244,692	10.8%
Matthew J. Gould(4)(7)	2,197,598	10.6%
David W. Kalish(8)	363,123	1.8%
J. Robert Lovejoy(9)	81,399	*
Lawrence G. Ricketts, Jr.	145,037	*
Leor Siri(10)	21,578	*
Karen A. Till	6,448	*
Eugene I. Zuriff(11)	32,492	*
Directors and executive officers as a group (20 individuals)(4)	4,642,380	22.4%
Gould Investors L.P.(4)(12)	1,894,883	9.1%
BlackRock, Inc.(13)	1,329,008	6.4%
The Vanguard Group(14)	1,665,687	8.0%
*	Less than 1%
(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days of April 9, 2021. The percentage of beneficial ownership is based on 20,732,153 shares of common stock outstanding on April 9, 2021.

(2)	Excludes 58,257 shares owned by his spouse, as to which he disclaims any beneficial ownership interest.
(3)	Includes shares of common stock owned by a corporation of which he is the sole shareholder.
(4)
Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould are the directors of the corporate managing general partner of Gould Investors, and accordingly may be deemed to share voting and dispositive power with respect to the shares owned by Gould Investors.

(5)
Includes 510,007 shares of common stock owned directly, 1,894,883 shares of common stock owned by Gould Investors and 13,766 shares of common stock owned by entities over which he has sole or shared voting and dispositive power. Excludes 49,208 shares of common stock owned by his wife, as to which shares he disclaims beneficial ownership.

(6)
Includes 335,615 shares of common stock owned directly, 1,894,883 shares of common stock owned by Gould Investors and 14,194 shares of common stock owned by a foundation over which he has shared dispositive power.

(7)
Includes 284,352 shares of common stock owned directly, 1,894,883 shares of common stock owned by Gould Investors and 14,194 shares of common stock owned by a foundation over which he has shared voting and dispositive power. Also includes 4,169 shares of common stock owned by a pension trust over which he has shared voting and dispositive power.

(8)
Includes 184,483 shares of common stock owned directly and by his IRA and profit sharing trust, of which he is the sole beneficiary, and 178,640 shares of common stock owned by pension trusts over which he has shared voting and dispositive power. Excludes 998 shares of common stock owned by his wife, as to which shares he disclaims beneficial ownership.

(9)	Includes shares of common stock owned by his IRA. Excludes 13,136 shares of common stock owned by his wife as to which shares he disclaims beneficial ownership.
(10)	Excludes 287 shares held by his spouse, as custodian for their children, as to which shares he disclaims beneficial ownership.
(11)	Excludes 4,223 shares of common stock owned by his wife, as to which shares he disclaims beneficial ownership.
(12)	Address is 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021. This stockholder is primarily engaged in the ownership and operation of real estate properties held for investment.
(13)
As of December 31, 2020, based (other than with respect to percentage ownership which is based on the number of shares outstanding as of April 9, 2021) on information set forth in Amendment No. 10 to Schedule 13G filed with the SEC on January 29, 2021 by this reporting person whose business address is 55 East 52nd Street, New York, NY 10055. This reporting person reported that it has sole voting power with respect to 1,298,549 shares and sole dispositive power with respect to 1,329,008 shares and that it does not share voting or dispositive power with respect to the shares it beneficially owns.

(14)
As of December 31, 2020, based (other than with respect to percentage ownership which is based on the number of shares outstanding as of April 9, 2021) on information set forth in Amendment No. 8 to Schedule 13G filed with the SEC on February 10, 2021 by this reporting person, whose business address is 100 Vanguard Blvd., Malvern, PA, 19355. This reporting person reported that it has shared voting power with respect to 1,000 shares, sole dispositive power with respect to 1,634,858 shares, shared dispositive power with respect to 30,829 shares and that it does not have sole voting power with respect to any of our shares.

ELECTION OF DIRECTORS
(PROPOSAL 1)
Pursuant to our Bylaws, the number of our directors is determined by our board of directors. Our board currently consists of eleven directors and, after the retirement of Eugene I. Zuriff as a director, which is effective as of the annual meeting, the board will consist of ten directors. Pursuant to our charter, the board is divided into three classes of directors, with each director elected by the stockholders generally serving for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and when their successors are duly elected and qualified, with one class up for election at each annual meeting. A director elected by our board of directors to fill a vacancy on the board between meetings of stockholders serves for a term expiring at the next annual meeting of stockholders and when his or her successor is duly elected and qualifies, and such successor will be elected for the remainder of the term of the class of directors in which the vacancy occurred.
Our board, upon the recommendation of the nominating committee, nominated the individuals identified below under the caption “ – Directors who are Nominees for Election” for election as directors at the annual meeting, to serve until the annual meeting indicated and until his or her successor is duly elected and qualifies. Since the 2020 annual meeting of our stockholders, vacancies occurred on our board among the Class 2 and Class 3 directors. Each of those vacancies was filled by a director elected by our board to serve until the annual meeting and until his successor is duly elected and qualifies. As a result, in addition to nominating three individuals identified below to be elected as Class 1 directors, to serve until the 2024 annual meeting of our stockholders and until their respective successors are duly elected and qualify, our board has nominated an individual to be elected as a Class 2 director and an individual to be elected as a Class 3 director, each to serve for the remaining term of his respective class as described below. Excluding Mr. Zuriff, five individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.
It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.
In an uncontested election, each nominee will be elected only if such director receives the affirmative vote of a majority of the total votes cast “for” and “against” as to such nominee. As set forth in our corporate governance guidelines, any nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, is required to promptly tender an offer to resign to the board for its consideration. The nominating committee will recommend to the board whether to accept the offer to resign. No later than the next regularly scheduled board meeting to be held at least ten days after the date of the election, the board will decide whether to accept such offer and promptly and publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. If the resignation is accepted, the board will either leave such position vacant, reduce the size of the board or elect another individual to serve in place of the resigning director. The nominating committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
If any director resigns or is unable to serve his or her full term, the board, by majority vote of the remaining directors, may elect a nominate to fill the vacancy.

The following tables set forth information concerning the directors who are nominees for election at this year’s annual meeting and whose terms are not expiring:
Directors Who are Nominees for Election
Name	Class	New Term to Expire at Annual Meeting in
Edward Gellert	1	2024
Fredric H. Gould	1	2024
Leor Siri	1	2024
Jeffrey A. Gould	2	2023
Joseph A. DeLuca	3	2022
Directors Whose Terms are Not Expiring
Name	Class	New Term to Expire at Annual Meeting in
Charles Biederman	2	2023
Patrick J. Callan, Jr.	2	2023
Matthew J. Gould	3	2022
J. Robert Lovejoy	3	2022
Karen A. Till	2	2023
Nominees for Election as Directors
Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Edward Gellert 54 Years
Director since December 2020; Vice President and Managing Director for Commercial Real Estate Debt Investments at Alliance Bernstein since February 2018; from 2004 through 2006, he served as portfolio manager, and from 2007 through 2018, he served as senior portfolio manager directing the investment activities of the Avenue Real Estate Strategy at Avenue Capital Group; from 2015 through 2017, he served as Chairman, President and Chief Executive Officer of ACRE Realty Investors, Inc., an NYSE MKT listed company focused on commercial real estate investments; from time-to-time from 1988 to 2001, he served in various capacities with Argent Ventures, Amroc Investments and BRT Realty Trust, predecessor to BRT Apartments Corp., a NYSE listed real estate investment trust (see “Certain Relationships and Related Transactions” for information about our relationship with BRT Apartments). Mr. Gellert also founded EDGE Partners in 2001, where he has served as a co-managing member of joint-venture entities that have developed, repositioned and owned over 1.2 million square feet of properties. Mr. Gellert brings a wealth of knowledge and experience to our board due to his approximately 30 years of real estate industry experience, including investment, portfolio and asset management, lending, distressed-focused investing, restructurings, deal sourcing and the management, operation and development of real estate assets. Mr. Gellert was nominated to the board at the recommendation of several of our executive officers.

Fredric H. Gould 85 Years	Vice Chairman since June 2013, Chairman from 1989 through June 2013, Chief Executive Officer from 1999 to 2001 and from 2005 to 2007; From 1997 through 2013, Chairman of Georgetown Partners,

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations

Inc., managing general partner of Gould Investors, which is primarily engaged in the ownership and operation of real estate properties held for investment; Since 1984, a director of, and from 1984 through 2013, Chairman of the Board of BRT Apartments, Vice President and sole stockholder of Majestic Property Management Corp. for more than the past five years. Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, from 1998 through 2019. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould. Mr. Fredric H. Gould has been involved in the real estate business for over 50 years, as an investor and owner, and as the chief executive officer of publicly traded real estate entities and real estate investment trusts. He has also served as a director of four real estate investment trusts, including serving as Chairman of the Board of our company, and as a Director and a member of the loan committee of two savings and loan associations. His knowledge and experience in business, finance, tax, accounting and legal matters and his knowledge of our business and history makes him an important member of our board of directors.

Leor Siri 48 Years
Director since 2014; Since 2014, Chief Financial Officer and a member of the Management Committee of Silverstein Properties, Inc.; Chief Financial Officer of Ian Schrager Company from 2013 to 2014; Chief Financial Officer and member of the Executive Investment Committee of Seavest Inc., from 2011 to 2013; Chief Accounting Officer, Treasurer and Director of Elad Group, Ltd. From 2006 to 2011; from 1996 to 2006, served in various capacities (including senior manager) at E&Y. Mr. Siri is a certified public accountant. His experience as chief financial officer of businesses engaged in the real estate industry adds an informed voice to our board and audit committee.

Jeffrey A. Gould 55 Years
Director since 1999, Vice President from 1989 to 1999 and Senior Vice President since 1999; Since 1996, President, from 1996 through 2001, Chief Operating Officer, and since 2002, Chief Executive Officer of BRT Apartments Corp., a NYSE listed real estate investment trust; Director of BRT Apartments since 1997; Since 1996, Senior Vice President and since 2013, director of Georgetown Partners, Inc., the managing general partner of Gould Investors. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould. Mr. Gould has spent his entire career in the real estate business. His principal activity for more than the past 17 years has been first as chief operating officer and then as chief executive officer of BRT Apartments. His experience in operating a public REIT and expertise in evaluating real estate acquisitions and dispositions, makes him a valued member of our board.

Joseph A. DeLuca 75 Years
Director since 2004; Principal and sole shareholder of Joseph A. DeLuca, Inc., engaged in commercial and multifamily real estate debt and equity investment advisory and restructuring, since 1998; Director of Capmark Bank, a commercial and multifamily Industrial Bank real estate lender from 2011 through its successful resolution, repayment of all deposits, collection / liquidation of assets, return of shareholder (parent) capital and completion of de-banking at year end 2013; Member of Board of Managers of Wrightwood Capital LLC, a private

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations commercial real estate lender and investment manager beginning in 2010 and continuing through June 2015, encompassing modifications to Wrightwood’s financing structure, operating platform and the restructuring/monetization of its real estate assets and portfolios; Consultant to Gramercy Capital Corp. from 2008 to 2011 for restructuring /special servicing /monetization of various real estate investments; Principal of MHD Capital Partners, LLC from 2006 to 2009, an equity oriented real estate investing entity; Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from 1999 to 2002; Executive Vice President/Managing Director/Group Head of the Real Estate Finance & Real Estate Investment Banking Groups for Chemical Bank from 1990 and continuing in this capacity through the 1992 merger with Manufacturers Hanover Corporation and through the 1996 merger with the Chase Manhattan Bank to 1998. He has served as a Governor of the Real Estate Board of New York and as Chairman of the Advisory Board of the NYU Real Estate Institute. He also has served as a Senior Vice Chairman of the Real Estate Roundtable in Washington, DC and is currently a member of its Real Estate Capital Policy Committee. After leaving the bank in 1998, Mr. DeLuca has been a consultant on real estate matters to various public and private entities. His years of experience in banking and the real estate industry, particularly in real estate finance matters, provides our board with a director who has exceptional knowledge and understanding of real estate finance, credit issues from both the lender’s and borrower’s perspectives, and investment property acquisitions and dispositions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EDWARD GELLERT, FREDRIC H. GOULD, LEOR SIRI, JEFFREY A. GOULD AND JOSEPH A. DELUCA AS DIRECTORS.
Continuing Directors
Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Charles L. Biederman 86 Years
Director since 1989; Chairman from 2008 to 2010 of Universal Development Company, a commercial general contractor engaged in turnkey hotel, commercial and residential projects; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from 1994 to 2007; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from 1994 to 1998 and Vice Chairman of Sunstone Hotel Investors from 1998 to 1999. Mr. Biederman, a retired professional architect, was involved for many years in the development and construction of residential communities. He subsequently became involved, as an executive officer and a director, in the activities of a publicly traded real estate investment trust engaged in the ownership of hotel properties and developed, as an investor, principal and partner, residential properties and hotels. In his business activities he has been involved in all aspects of real estate ownership and operation and in real estate development, which includes financing and related financial matters. His many years of diverse business experience make him a valued member of our Board.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Patrick J. Callan, Jr. 57 Years
Director since 2002, President since 2006 and Chief Executive Officer since 2008; Senior Vice President of First Washington Realty, Inc. from 2004 to 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from 1998 to 2004. Mr. Callan joined us in 2002, as a director, with significant experience in commercial leasing with a publicly traded real estate investment trust and thereafter served as a senior executive officer of another real estate investment trust. In light of his extensive company-specific, operational, market and finance experience as our chief executive officer, his leadership abilities and his expertise in the acquisition and ownership of a diverse portfolio of real estate assets, it is in our interest for Mr. Callan to continue to serve as a director.

Matthew J. Gould 61 Years
Chairman since June 2013, Vice Chairman from 2011 through June 2013; Director since 1999; President and Chief Executive Officer from 1989 to 1999 and a Senior Vice President from 1999 through 2011; From 1996 through 2013, President, and from 2013, Chairman of the Board and Chief Executive Officer of Georgetown Partners, the managing general partner of Gould Investors; Senior Vice President of BRT Apartments since 1993 and director since 2001; Vice President of Majestic Property Management Corp. for more than the past five years. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould. In addition to his general knowledge of real estate matters, he devotes a significant amount of his business time to the acquisition and sale of real property, and he brings his knowledge and expertise in these areas to his board activities. He also has experience in mortgage financing and real estate management, activities in which he is frequently involved. His more than 35 years’ experience as a real estate executive is a valuable asset to our board of directors.

J. Robert Lovejoy 76 Years
Director since 2004 and Independent Lead Director since 2011; Founder and principal of J.R. Lovejoy & Co. LLC, providing consulting and advisory services to corporate, investment and financial clients; Partner and Chief Administrative Officer of Deimos Asset Management LLC, a privately owned multi-strategy fund management company, from 2015 to 2016. Director from 2000 to 2013, Chairman from 2011 to 2013, and Interim Chief Executive Officer from 2011 to 2012 of Orient-Express Hotels Ltd., (now called Belmond Ltd.), a luxury lodging and adventure travel company which was acquired in 2019 by LVMH Moët Hennessey Louis Vuitton; Partner, Chief Administrative Officer and General Counsel of Coatue Management LLC, a privately owned investment management company, from 2009 through 2010; Managing Director of Groton Partners, LLC, merchant bankers, from 2006 to 2009; Senior Managing Director of Ripplewood Holdings, LLC, a private equity investment firm, from 2000 to 2005; Managing Director of Lazard Freres & Co. LLC and General Partner of Lazard’s predecessor partnership from 1984 to 2000; Partner, and previously Associate, of Davis Polk & Wardwell, LLP law firm, from 1971 to 1984. Mr. Lovejoy, an attorney, has extensive experience in asset management and investment and merchant banking, and throughout his career has been involved in raising capital in private and public transactions, mergers and acquisitions, business law and accounting issues. His extensive experience in these areas makes him a valued member of our board of directors.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Karen A. Till 58 Years
Director since 2019; since 2010, Chief Financial Officer of Miller & Milone, P.C., a law firm focused on healthcare law, elder law and estate planning; from 1998 to 2010, employed by Arbor Commercial Mortgage, LLC, a Fannie Mae and Freddie Mac Delegated Underwriting and Servicing (DUS®) lender, including serving as Vice President – Strategic and Taxation from 2006 to 2010 with responsibility for, among other things, tax compliance and strategies for a NYSE listed REIT and various real estate partnerships; from 1988 to 1998 employed by BRT Apartments, including serving as Vice President, Financial, from 1993 to 1998. Since 2019, she has also served as a board member and treasurer of the Sabrina Audrey Milone Foundation, Inc. Ms. Till is a certified public accountant. Ms. Till’s experience as a chief financial officer as well as her experience in strategic business planning, finance, tax and accounting at two NYSE listed REITs brings a diverse perspective to our board.

EXECUTIVE COMPENSATION
The following features of our executive compensation program are evidence of our commitment to good corporate governance practice – we encourage you to read the more detailed information set forth herein:
WHAT WE DO

✔
Use rigorous performance goals. Only 55% of the RSUs awarded to our executive officers in 2018, 2019 and 2020 would have vested as of December 31, 2020, demonstrating the rigorous performance and market conditions established for our equity incentive awards.

✔
Emphasize equity awards as a significant portion of the performance/incentive component of compensation. Long-term equity awards (i.e., the grant date fair value of the restricted stock awarded in 2021 for 2020 performance) and equity incentive awards (i.e., the grant date fair value of RSUs awarded in 2020; the long-term equity awards and equity incentive awards are referred to collectively as the “Equity Awards”), accounted for 89.1% and 89.6% of the performance/incentive based component of compensation awarded to Messrs. Callan and Ricketts, respectively, in 2020.

✔
Equity awards as a significant component of annual base compensation. In 2020, Equity Awards, as a percentage of base annual compensation (i.e., salary, cash bonus and the grant date fair value of the Equity Awards), were 39.0% and 45.2% for Messrs. Callan and Ricketts, respectively.

✔
Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

✔	Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance between shorter and longer-term incentives.

✔	Capped equity award payouts. The number of shares that can be earned pursuant to Equity Awards are capped.

✔	Independent compensation committee. Our compensation committee is comprised entirely of independent directors and it oversees risks with respect to our compensation practices.

✔	Clawback policy. We are entitled to recoup compensation or cause the forfeiture of compensation as more fully described under “– Clawbacks.”

✔	Stock ownership guidelines. All of our named executive officers and non-management directors own a meaningful amount of our stock – see “– Stock Ownership Guidelines.”

✔
Anti-Hedging policy. We adopted a policy prohibiting our directors, officers, employees and others from engaging in hedging or short sales involving our shares – see “– Policy Prohibiting Hedging of our Securities.”

✔
Diversity; Responsiveness to Stockholder’s Corporate Governance Comments. We are responsive to comments and concerns raised by our stockholders. In response to comments raised by stockholders regarding board diversity, we added a highly qualified woman, Karen A. Till, to our board. Ms. Till has served as director since 2019 and serves as a member of the audit and nominating committees.

WHAT WE DON’T DO

✘	No employment agreements. None of our officers have employment agreements. Employment of all of our full-time executive officers is “at will.”

✘
No severance arrangements. There are no severance or similar arrangements for our executive officers, other than accelerated vesting of shares of restricted stock and RSUs upon the occurrence of specified events (e.g., death, disability, retirement or change of control).

✘	No golden parachute tax gross-ups. There are no excise tax gross ups or similar arrangements for our executive officers.

✘	No dividend or dividend equivalents on unearned equity incentive awards. No dividends are paid or dividend equivalents accrued on RSUs.

✘
Grant multi-year or guaranteed bonuses or equity grants. We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards to measurable performance factors and business results.

✘
Offer costly defined benefit pension or supplemental retirement plans. We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to our performance.

Compensation Program
We describe below our compensation objectives, policies and decisions as applied to the compensation provided by us in 2020 to the “named executive officers” identified below under “ – Named Executive Officers” and in the “Summary Compensation Table”. This discussion focuses on the information contained in the compensation tables appearing herein, but also describes our historic compensation structure to enhance an understanding of our executive compensation disclosure and practice. Our compensation committee oversees our compensation program, recommends the compensation of the named executive officers employed by us on a full-time basis to our board of directors for its approval, recommends the annual fee paid by us to the chairman and vice chairman of our board of directors and makes most determinations with respect to grants of restricted stock and RSUs. Our audit and/or compensation committees, and independent directors, approve the annual fees paid by us to Majestic Property Management Corp. pursuant to a compensation and services agreement, which may result in the payment by Majestic of compensation to our part-time officers, including Fredric H. Gould, Matthew J. Gould and David W. Kalish. Majestic Property Management Corp., which we refer to as “Majestic”, is wholly-owned by Fredric H. Gould, the Vice Chairman of our Board of Directors.
Background
We have two categories of officers: (i) officers who devote their full business time to our affairs; and (ii) officers who devote their business time to us on a part-time basis. Our full-time officers and employees are compensated directly and solely by us. Except for Equity Awards and our payment of the chairman’s and vice chairman’s fee, most of our part-time officers and employees are compensated by Majestic which, pursuant to the compensation and services agreement, provides us with (i) certain executive, administrative, legal, accounting, clerical, property management, property acquisition and consulting (i.e., sale, leasing, mortgage financing and construction supervisory) services and (ii) certain facilities and other resources (collectively, the “Services”). See “Certain Relationships and Related Party Transactions.”
Most of our full-time and part-time officers and other employees, including employees of affiliated companies who perform services for us on a part-time basis, receive Equity Awards approved by, or pursuant to authority delegated by, the compensation committee.
Named Executive Officers
Our named executive officers are Patrick J. Callan, Jr., President and Chief Executive Officer and Lawrence G. Ricketts, Jr., Executive Vice President and Chief Operating Officer, both of whom devote their full time to our affairs, as well as Matthew J. Gould, chairman of our board, Fredric H. Gould, vice chairman of our board, and David W. Kalish, senior vice president and chief financial officer, each of whom devote time to our affairs on a part-time, as needed, basis.
The Role of Say-on-Pay Votes
In reviewing our compensation practices and determinations and in approving base salaries for 2020, the compensation committee was aware of the results of our June 2017 “say-on-pay” vote in which approximately 79% of the shares that voted on such proposal voted to approve our executive compensation determinations and practices. The committee views such results as supportive of our compensation philosophy, practices and determinations. In approving the bonuses and equity awards for 2020 performance, the compensation committee was aware of the results of our June 2020 “say-on-pay” vote in which approximately 76% of the shares that voted on such proposal voted to approve our executive compensation determinations and practices.
Objectives of our Compensation Program
The principal objectives of our compensation program for full-time officers are to: (a) ensure that the total compensation paid to such officers is fair and competitive, (b) retain highly experienced officers who have worked together for a long time and contributed to our success, (c) motivate these officers to contribute to the achievement of the Company’s success and (d) align the interests of these executives and our stockholders. The compensation committee believes that relying on these principles will permit us to retain and motivate these officers.
With respect to our part-time executive officers, the compensation committee must be satisfied that such officers provide us with sufficient time and attention to meet our needs and perform their duties on our behalf.

The compensation committee believes that (i) using the services of officers with diverse skills on a part-time basis enables us to benefit from a greater degree of executive experience and competence than an organization of our size could otherwise afford and (ii) our part-time executive officers perform valuable services on our behalf, devote sufficient time and attention to our business needs, are able to meet our needs fully and perform their duties effectively.
Compensation Setting Process
Full-time Officers
We determine compensation for our full-time named executive officers on a case-by-case basis and our compensation decisions include subjective determinations. We do not use formal quantitative performance targets to determine compensation, except with respect to RSUs, which are performance-based awards that vest upon satisfaction of market and/or performance-based conditions. Base salaries are determined immediately preceding the year in which such salaries are to be paid, cash bonuses, which historically have been paid pursuant to the Performance-based Cash Bonus Program further described under “ – Components of Executive Compensation – Bonus.” are determined at the end of the year in which services are rendered and paid in the following year, restricted stock is awarded for service in a particular year and granted in the following year, and RSUs are granted annually in June/July of each year as an additional three-year performance incentive.
Part-time Officers
We believe that using part-time officers pursuant to the compensation and services agreement enables us to benefit from access to, and the services of, a group of senior officers with experience and knowledge in real estate ownership (including acquisitions and dispositions), operations, management and finance, legal, accounting and tax matters that an organization our size could not otherwise afford. The base compensation, bonus, if any, and perquisites paid to our part-time officers by Majestic and its affiliates for services on our behalf is determined by Matthew J. Gould and/or Fredric H. Gould, in their capacity as officers of such entities, in consultation with certain of our part-time senior executive officers.
Our part-time executive officers, including our Chairman and Vice Chairman, also receive compensation from other business entities, most of which are owned or controlled by Fredric H. Gould, for services rendered to such entities.
Components of Executive Compensation
Full-time Officers
The principal elements of our compensation program for our full-time officers are:
•	base salary;
•	annual cash bonus;
•	long-term equity awards in the form of restricted stock and long-term equity incentive awards in the form of RSUs; and
•	benefits and perquisites (e.g., contributions to our defined contribution plan, an education benefit, additional disability insurance, an automobile allowance and automobile maintenance and repairs).
Base salary and annual bonus are cash-based, while long-term equity awards and long-term equity incentive awards consist of restricted stock awards and RSUs, respectively. In determining compensation, the compensation committee does not have a specific allocation goal between cash and equity-based compensation though the committee generally desires that base salary and cash bonuses (except to the extent based on the attainment of performance criteria), should decrease over time as a percentage of total compensation and long-term equity and other incentive awards should increase as a percentage of total compensation.
Part-time Officers
In 2020, except for the $298,088 and $119,235 we paid the chairman and vice chairman of our board, respectively, the only form of direct compensation we provided our part-time officers was the granting of long-term equity and equity incentive awards in the form of restricted stock and RSUs, respectively. For services rendered to us, our part-time officers are compensated by Majestic, which was paid approximately $3,011,000 (excluding $275,000 as reimbursement for our share of direct office expenses) in 2020 pursuant to the compensation and services agreement. Seven officers are compensated by Majestic for providing services to us on a part-time basis.
Base Salary
Base salary is the basic, fixed form of compensation for the job an officer performs and provides each officer with a guaranteed annual income.
Full-time Officers: Any increase in base salary is determined on a case-by-case basis, is not formula based and is based upon, among other considerations, (i) our performance in the preceding year, (ii) such officer’s current base salary, (iii) amounts paid by other similarly situated REITs for officers performing substantially similar functions, (iv) years of service, (v) job responsibilities, (vi) the individual’s performance (vii) the cost of retaining talented executives in the New York City region, and (viii) the recommendations of the Chairman and/or Vice Chairman of the board and other senior executive officers. Base salary is generally determined the month before the beginning of the calendar year in which such base salary is to take effect.
Part-time Officers: The base salary of our part-time officers is paid by Majestic and its affiliates. The annual fee paid to Majestic is approved by the audit and/or compensation committee(s) and the board of directors; our board and its committees are not involved in determining the base salaries of these officers.
Bonus
Full-time Officers: We provide the opportunity for our full-time officers to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain them. We recognize that annual bonuses are almost universally provided by our competitors. In view of the fact that only two of our named executive officers devote their full-time to our affairs, annual cash bonuses for such named executive officers are recommended on a case-by-case basis by our chairman of the board and/or vice chairman to the compensation committee. Our performance-based cash bonus program, which we refer to as the “Performance-based Bonus Program,” provides that cash bonuses are to be based on funds from operations, tenant occupancy rate, the overall management of our portfolio and discretionary factors. Discretionary factors include total revenues, rental income, net income, dividends paid to stockholders, investor relations activities, and subjective considerations. No specific quantitative targets are established in advance of the applicable year for which a bonus will be paid. Once it has determined the annual bonus to be paid to each of these executive officers, the compensation committee presents its recommendations to the board of directors for its approval. These bonuses are generally determined at the end of the year for which such bonus is awarded and is generally paid in the beginning of the following year.
Part-time Officers: We do not provide any cash bonuses to our chairman, vice chairman or other part-time named executive officers. The annual bonus, if any, to be paid to such part-time officers is paid by Majestic and its affiliates. The annual fee paid to Majestic is approved by the audit and/or compensation committee(s) and our board of directors; our board and its committees are not involved in determining the bonuses paid to part-time officers.
Long-term Equity and Long-term Equity Incentive Awards
We provide the opportunity for our full-time and part-time officers to receive long-term equity (i.e., restricted stock) and long-term equity incentive awards (i.e., RSUs). These compensation programs are designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee makes determinations with respect to the grant of equity awards for all our officers and employees except to the extent that it, in accordance with applicable law, delegates to one or more senior executives the authority to grant such awards to certain individuals (other than executive officers); in such case, the committee sets limits (and may impose such other limits as it deems appropriate) on the total number of such awards that may be granted pursuant to such delegated authority. In determining the long-term equity and long-term equity incentive compensation components, the compensation committee considers all factors it deems to be relevant, including the performance of our named executive officers. Existing stock ownership levels are not a factor in award determinations. As of

December 31, 2020, all outstanding equity awards that had been granted were granted under our stockholder approved 2012 Incentive Plan, 2016 Incentive Plan or 2019 Incentive Plan. For purposes of this proxy statement, the RSUs granted in 2020, among other things, to incentivize future performance, are deemed to have been granted for 2020 performance.
In 2020, the compensation committee adopted an equity based long-term pay-for-performance incentive program (the “2020 Performance Plan”) pursuant to which we issued to 15 individuals, including our named executive officers, RSUs exchangeable for up to an aggregate of 75,026 shares of common stock. As described in further detail in the table below and “- Grant of Plan Based Awards During 2020,” these RSUs vest if and to the extent pre-established market (i.e., average annual total stockholder return) or performance (i.e., average annual return on capital) conditions are met through the June 30, 2023 vesting date. We use RSUs as an element of our long-term equity compensation program with the expectation that in light of the three-year vesting period and the need to satisfy market and/or financial performance conditions, these awards will further align the interests of our executive officers with our stockholders and reward long-term market and financial performance.
The conditions that must be satisfied to earn the performance-based compensation are tied to the achievement of rigorous, sustained performance and/or market goals – as further described below, 50% of the award is based on return on capital (“ROC”) and 50% on total stockholder return (“TSR”). The specific goals and the other material terms and conditions of the 2020 Performance Plan are as follows:
Long–Term Equity Incentive Awards Performance Criteria	Weight	Minimum Performance Criteria(1)	Maximum Performance Criteria(1)
Return on Capital (ROC)	50%	Average of the annual ROC greater than 7%	Average of the annual ROC of 9.75% or greater
Total Stockholder Return (TSR)	50%	Average of the annual TSR greater than 7%	Average of the annual TSR of 12.75% or greater
(1)	If the average annual ROC or TSR falls between the applicable minimum and maximum performance criteria, a pro-rata portion of such units, as applicable, vest.
The RSUs granted during the three years ended December 31, 2020 are, as of such date, at the 55% level of the full payout of the performance objectives at which the RSUs vest (the extent to which the objectives for these awards are deemed to have been satisfied is determined in the manner described in note 11 of our consolidated financial statements included in our 2020 Annual Report to Stockholders.) See “– Long-term Equity and Long-term Equity Incentive Awards” and “– Grant of Plan Based Awards During 2020” for a more extensive description of the metrics applicable to the 2020 Performance Plan.
We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options, restricted stock or RSUs. We generally grant restricted stock awards which vest after five years of service and in 2020, as we had in 2019 and 2018, granted RSUs that vest after three years of service if, and to the extent, specified performance and/or market conditions are met. The compensation committee generally believes that restricted stock awards and RSUs are more effective than options in achieving our compensation objectives. Restricted stock has a greater retention value than options because of its five-year cliff vesting requirement and because before vesting, cash dividends are paid on all outstanding restricted stock as an additional element of compensation. RSUs provide an additional incentive component to equity based awards in that the units only vest if, and to the extent, performance or market conditions are satisfied. Restricted stock and RSUs align the interests of our officers with our stockholders and because fewer shares are normally awarded than in connection with the grant of options, they are potentially less dilutive.
Our grants of restricted stock are made in January of each year in recognition of services provided for the prior year and the RSUs are granted in June or July of each year. We do not have a formal policy on timing these grants in connection with the release of material non-public information and in view of the three-year and five-year cliff vesting requirements with respect to RSUs and restricted stock awards, respectively, we do not believe such a formal policy is necessary.

Executive Benefits and Perquisites
Full-time Officers: We provide our full-time officers with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites may be provided at other companies with which we might compete for talent. We review our benefits and perquisites program periodically to ensure it remains fair to our officers and employees.
Part-time Officers: The perquisites afforded to these officers are provided by Majestic and its affiliates; our board and its committees are not involved in determining the perquisites paid to such officers.
Employment and Severance Agreements; Post-Employment Benefits; Change of Control
None of our named executive officers have employment or severance agreements with us. They are “at will” employees who serve at the pleasure of our board of directors. We do not provide for any post-employment benefits to our named executive officers other than the accelerated vesting of our restricted stock awards and RSUs as a result of death, disability, retirement or a change of control, as described below.
Generally, in the event of death, disability (i.e., the inability to engage in gainful activity due to a life threatening or long lasting mental or physical impairment) or retirement (i.e., having reached the age of 65 and worked for us for at least ten consecutive years), such person’s restricted stock vests fully and a pro-rata portion (based on, among other things, the amount of time between the grant and the triggering event) of their RSUs will vest if and to the extent the applicable performance or market conditions are met as of the completion of the applicable three year performance cycle. In addition, upon a change of control, the (i) shares of restricted stock vest fully and (ii) the RSU’s vest fully if such change occurs 18 months after the beginning of the applicable performance cycle ( the “Cycle Mid-Point”) and, if such change occurs on or prior to the Cycle Mid-Point, a pro-rata portion (based on, among other things, the amount of time between the grant and such triggering event) of such RSUs vests, in each case without regard to satisfaction of market or performance conditions.
Subject to the specific terms and conditions of the applicable plan and award agreement, a change of control is generally deemed to occur if (i) any person, with specified exceptions, becomes the “beneficial owner” of securities representing 25% or more of the combined voting power of our then outstanding securities, (ii) a business combination or sale of all or substantially all of our assets is completed or (iii) there is a change in the composition of a majority of our board of directors, other than changes approved by incumbent directors.
Stock Ownership Guidelines
Because we believe that the ownership by our named executive officers and non-employee directors of a meaningful financial stake in us serves to align their interests with those of our stockholders, we adopted stock ownership guidelines. Our guidelines reflect that the individuals identified below should own shares of common stock with a value not less than:
Title	Minimum Ownership Requirement
Chief Executive Officer	4 times current base salary
Full-Time NEO	2 times current base salary
Part-Time NEO	The number of shares required to be owned by the full-time NEO with the lowest base salary
Non-Employee Directors	3 times annual base retainer
All shares deemed to be beneficially owned as determined under Rule 13d-3 promulgated pursuant to the Exchange Act (including shares as to which beneficial ownership is disclaimed), are counted towards meeting the guidelines. The individuals subject to these guidelines generally have five years from the date they assume such title to achieve the requisite ownership, which will be measured as of December 31 of each year. The stock price used in determining satisfaction of the guidelines is the most favorable price during the two years ending on the December 31 measurement date. As of December 31, 2020, each of our named executive officers and non-employee directors satisfied these guidelines.
Policy Prohibiting Hedging of Our Securities
The board believes that transactions in our securities engaged in by Covered Persons (as defined below) (i) that are designed to hedge (i.e., eliminate or reduce), the risks of ownership of our securities, or (ii) allow for the profit from any decrease in the value of our securities, are inappropriate.

Accordingly, the board has adopted an anti-hedging policy that applies to transactions in securities by directors, officers, employees, persons performing services pursuant to our compensation and services agreement and certain relatives of the foregoing (collectively, the “Covered Persons”). Under the policy, Covered Persons are prohibited from:
•	engaging in short sale transactions in our securities,
•	engaging in hedging or monetizing transactions through transactions in our securities or through the use of financial instruments designed for such purposes,
•	engaging in any transaction in securities where a reasonable investor would conclude that such transaction is for short-term gain or is speculative, and
•
owning financial instruments (other than those issued by us) or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning our securities or any other that give the holder any rights to acquire any such securities.

Clawbacks
We are entitled to clawback or obtain reimbursement of an executive’s compensation under the following circumstances:
•
in the event we are required to restate our financial statements due to our material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer are required to reimburse us for (i) any bonus or other incentive based compensation or equity based compensation they receive from us during the 12 months following the initial public issuance of the financial document embodying such financial reporting requirement and (ii) the profits from the sale of our common stock during such 12 months;

•
if an executive officer’s relationship with us is terminated for cause (e.g., insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform such person’s duties and responsibilities and other misconduct of any kind, as determined by the compensation committee), then the officer’s rights to all restricted stock, RSUs and performance share awards (except to the extent such awards have vested) are forfeited immediately; and

•	in accordance with any additional claw-back policy implemented by us, whether implemented prior to or after the grant of an award pursuant to our equity incentive plans, with respect to such awards.
Compensation of Part-Time Named Executive Officers
In 2020, we paid Majestic $3,011,000 (excluding $275,000 of office expenses), of which 20.2% was allocated to our part-time named executive officers. The compensation allocated to these part-time named executive officers is variable/incentive pay and is based on the determinations of Fredric H. Gould, the chairman of Majestic. See “Certain Relationships and Related Transactions.”
Compensation of the Chairman and Vice Chairman of the Board
In 2020, we paid and in 2021, we intend to pay our chairman and vice chairman $298,088 and $119,235, respectively, for serving in such capacities. These officers did not receive any additional direct compensation from us in 2020 other than equity based awards (i.e., restricted stock and RSUs). Any additional compensation received by them for services rendered to us is paid to them by Majestic. For additional information regarding compensation of these officers, see “Summary Compensation Table” and “Certain Relationships and Related Transactions.”

Analysis
Summary
The following base salaries, bonuses and equity awards were approved for our full-time named executive officers for 2020 and 2019:
	Base Salary			Cash Bonus			Equity Grants
Name	2020 ($)	2019 ($)	% Change	2020 ($)(2)	2019 ($)(2)	% Change	2020 ($)(3)	2019 ($)(4)	% Change
Patrick J. Callan, Jr.(1)	865,000	837,100	3.3	73,100	86,000	(15.0)	600,200	774,325	(22.5)
Lawrence G. Ricketts, Jr.(1)	520,000	494,550	5.1	55,250	65,000	(15.0)	474,054	611,042	(22.4)
(1)	Messrs. Callan’s and Ricketts’ base salaries for 2021, determined in December 2020, are $865,000 and $520,000, respectively.
(2)	Reflects the cash bonuses paid in recognition of performance for such year, which bonuses are paid in the following year.
(3)
Represents the aggregate grant date fair value of the shares of restricted stock granted in 2021 for 2020 performance and the RSUs granted in 2020. Messrs. Callan and Ricketts were granted (i) in 2021, for 2020 performance, 21,750 and 17,100 shares of restricted stock, respectively, and (ii) in 2020, 13,750 and 11,000 RSUs, respectively.

(4)
Represents the aggregate grant date fair value of shares of the restricted stock granted in 2020 for 2019 performance and the RSUs granted in 2019. Messrs. Callan and Ricketts were granted (i) in 2020, for 2019 performance, 21,750 and 17,100 shares of restricted stock, respectively and (ii) in 2019, 13,750 and 11,000 RSUs, respectively.

Base Salary and Bonus
In determining 2020 base salary, the compensation committee determined that the 3.3% and 5.1% increase in base salary for Messrs. Callan and Ricketts, respectively, for 2020 from 2019, was appropriate in recognition of their performance in 2019 and as a general cost of living increase.
In determining cash bonuses for 2020, the compensation committee took into account the factors to be considered pursuant to our Performance-based Cash Bonus Program – the committee considered funds from operations, adjusted funds from operations, the two properties acquired in 2020 for an aggregate of approximately $28.3 million, the sale of four retail properties for an aggregate net gain on sale of real estate of $17.3 million, and the overall management of our real estate portfolio. In its consideration of the management of the portfolio, the compensation committee, among other things, took into account management’s efforts to resolve the litigation involving the assisted living facility in Round Rock, TX that we previously owned, our maintaining a physical occupancy rate (based on square footage) of approximately 96.9% as of early November 2020, and, through early November 2020, the negotiation and execution of more than 60 leases, lease extensions and rent deferral and abatement arrangements. The committee, however, ascribed overriding importance to the impact on us of the economic dislocations resulting from COVID-19 pandemic and our desire to conserve cash. Accordingly, despite being very satisfied with Messrs. Callan’s and Rickett’s performance during 2020, we reduced for 2020 each of their cash bonuses by 15% from the cash bonus paid for 2019.
Long-term Equity and Equity Incentive Awards
We believe that our long-term equity and equity incentive compensation programs, using restricted stock awards with five-year cliff vesting and RSUs that vest after three years, subject to satisfaction of market or performance-based conditions, is a beneficial retention tool and provides an appropriate incentive for our officers. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock and RSUs and therefore we are conservative in granting such awards.
RSUs
In July 2020, we granted RSUs exchangeable for up to an aggregate of 75,026 shares of common stock. These RSUs vest on a cliff basis three years from the grant date if and to the extent applicable performance or market-based conditions are satisfied. These RSUs were issued as both a retention and motivational tool, had a grant date fair value of $861,000 and represent 0.4% of our outstanding shares of common stock as of the grant date. For the four years ended December 31, 2020, we awarded an aggregate of 305,302 RSUs, representing an average of 0.4% per annum of our outstanding shares of common stock as of the respective grant dates.
Restricted Stock Awards
After reviewing the aggregate compensation received by our full-time named executive officers, our performance in 2020, and the performance and responsibilities of each named executive officer, and taking into account the compensation committee’s continuing desire to emphasize equity based awards as a more significant component of total compensation for our full-time named executive officers while at the same time minimizing stockholder dilution, we awarded in 2021, for 2020 performance, 21,750 shares and 17,100 of restricted stock to Messrs. Callan and Ricketts, respectively, representing the same number of the restricted stock awards they were granted in 2020, for 2019 performance. In addition, we awarded in 2021, for 2020 performance, 10,670 shares of restricted stock to each of David W. Kalish, Fredric H. Gould and Matthew J. Gould, representing the same number of awards they were granted in 2020, for 2019 performance. Assuming a continuing relationship with us, all of the restricted stock awarded in 2021 vests in full in 2026, subject to accelerated vesting upon the occurrence of specified events.
In 2020, we awarded 149,550 shares of restricted stock with an aggregate grant date fair value of $4.2 million—such shares represented 0.75% of our issued and outstanding shares at the grant date. In the five years ended December 31, 2020, we awarded an aggregate of 723,675 shares of restricted stock, representing an average of 0.78% per annum of our outstanding shares of common stock as of the respective grant dates.
We believe the cumulative effect of the restricted stock awards and RSUs is not overly dilutive and has created significant incentives for our officers and employees. We intend to continue to award restricted stock and RSUs as we believe such awards (i) align management’s interests and goals with stockholders’ interests and goals and (ii) are an excellent motivator and employee retention tool.
Emphasis on Equity Awards
The compensation committee’s efforts to provide that long-term equity and long-term equity incentive compensation represent a significant component of total compensation for the full-time named executive officers, resulted in determinations of:
•	Equity Awards accounting for 89.1% and 89.6% of the performance/incentive based component of compensation awarded to Messrs. Callan and Ricketts, respectively, in 2020; and
•
Equity Awards accounting for 39.0% and 45.2% of base annual compensation (i.e., salary, cash bonus and the grant date fair value of the Equity Awards), for Messrs. Callan and Ricketts, respectively, in 2020.

Perquisites
Generally, the perquisites we provide to our full-time officers represent a small percentage of the compensation paid by us to these officers. We believe that such perquisites are competitive and appropriate.
Employment and Severance Agreements
We do not enter into employment agreements or severance agreements with any of our officers or employees as we believe such agreements are not beneficial to us, and that we can provide sufficient motivation to officers by using other types of compensation.
Post-Employment Benefit Programs
The following table sets forth the value (based on our closing stock price of $20.07 per share as of December 31, 2020) of equity awards that would vest upon the occurrence of the specified events as of December 31, 2020:
	Upon Death or Disability(1)		Upon a Change of Control
Name	Restricted Stock ($)	RSUs ($)(2)	Restricted Stock ($)	RSUs ($)
Patrick J. Callan, Jr.(3)	2,032,088	415,245	2,032,088	643,914
David W. Kalish	998,483	137,408	998,483	213,077
Lawrence G. Ricketts, Jr.(3)	1,621,656	332,196	1,621,656	515,131
Matthew J. Gould	998,483	143,448	998,483	222,443
Fredric H. Gould	998,483	143,448	998,483	222,443
(1)
Because they have reached the age of 65 and have satisfied the period of service requirements, only the RSUs (assuming satisfaction of performance and market conditions as of the end of applicable performance cycle) and restricted stock owned by Messrs. Kalish and Fredric H. Gould would vest upon their retirement as of December 31, 2020; the market value of such person’s restricted stock awards and RSUs are reflected in the applicable column.

(2)	Assumes that the maximum level of market and performance conditions is achieved at the end of the applicable performance cycle. See “— Outstanding Equity Awards at Fiscal Year End.”
(3)	See “— Summary Compensation Table” for information regarding the amount accumulated for this individual pursuant to our defined contribution plan.

Summary Compensation Table
The following table lists the annual compensation for the periods indicated of our CEO, CFO, and our three other named executive officers in 2020:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Patrick J. Callan, Jr.	2020	865,000	73,100	768,980	124,150(6)	1,831,230
President and Chief Executive	2019	837,100	86,000	709,275	180,626	1,813,001
Officer(3)	2018	812,700	86,000	717,394	218,454	1,834,548
David W. Kalish	2020	—	—	352,054	211,482(7)	563,536
Senior Vice President and	2019	—	—	319,473	164,595	484,068
Chief Financial Officer(4)	2018	—	—	319,628	176,856	496,484
Lawrence G. Ricketts, Jr.	2020	520,000	55,250	606,750	50,821(8)	1,232,821
Executive Vice President and	2019	494,550	65,000	557,152	51,016	1,167,718
Chief Operating Officer(3)	2018	471,000	65,000	571,383	50,329	1,157,712
Matthew J. Gould	2020	298,088(5)	—	354,342	397,950(7)	1,050,380
Chairman of the Board(4)	2019	289,406	—	321,851	308,997	920,254
	2018	275,625	—	322,605	331,762	929,992
Fredric H. Gould	2020	119,235(5)	—	354,342	—	473,577
Vice Chairman of the Board(4)	2019	115,763	—	321,851	—	437,614
	2018	110,250	—	322,605	—	432,855
(1)	Reflects bonuses paid in 2021, 2020 and 2019 for services rendered in 2020, 2019 and 2018, respectively.
(2)
Represents RSUs and restricted stock granted in 2020, 2019 and 2018 at the grant date fair value of such awards calculated in accordance with Item 402 of Regulation S-K and Accounting Standards Codification Topic 718—Stock Compensation. These amounts do not correspond to the actual values that will be realized by the named executives. Grant date fair value assumptions are consistent with those disclosed in Note 12 — Stockholders’ Equity – Stock Based Compensation, in the consolidated financial statements included in our 2020 Annual Report on Form 10-K. See “ – Grant of Plan Based Awards During 2020” for additional information as to the grant date fair value of the RSUs. On January 6, 2021, we granted: (a) 21,750 and 17,100 shares of restricted stock to Messrs. Callan and Ricketts, respectively, with a grant date fair value of $442,395 and $347,814, respectively; and (b) 10,670 shares of restricted stock to each of Messrs. Kalish, M. Gould and F. Gould, with a grant date fair value of $217,028 for each such award.

(3)	All compensation received by Messrs. Callan and Ricketts is paid solely and directly by us.
(4)
Other than the restricted stock awarded to these individuals and the fees paid to Messrs. M. Gould and F. Gould for serving as Chairman and Vice Chairman, respectively: (a) we did not pay, nor were we allocated, any portion of such person’s base salary, bonus, defined contribution plan payments or perquisites in 2020, 2019 and 2018; and (b) the services of these individuals are provided to us pursuant to the compensation and services agreement with Majestic.

(5)	Such amounts are duplicative of the amounts reported as compensation for the Chairman and Vice Chairman of the Board of Directors under “Governance of the Company – Compensation of Directors.”
(6)
Includes a $42,750 contribution to our defined contribution plan and perquisites aggregating $81,400, of which $54,351 represents an education benefit, $21,124 represents an automobile allowance and related insurance, maintenance and repairs and $5,925 represents the annual premium for additional disability insurance. Approximately $999,000 has accumulated for this individual pursuant to our defined contribution plan.

(7)
Represents the amounts Majestic allocated to such person for services he performed on our behalf. See “Executive Compensation – Compensation Program” and “Certain Relationships and Related Transactions.”

(8)
Includes a contribution of $42,750 to our defined contribution plan and perquisites of $8,071, representing an automobile allowance and related expenses. Approximately $1,236,000 has accumulated for this individual pursuant to our defined contribution plan.

Grant Of Plan Based Awards During 2020
The following table summarizes information regarding awards of restricted stock granted in 2020 pursuant to our 2019 Incentive Plan and RSUs granted in 2020 pursuant to our 2019 Incentive Plan:‘
Name	Grant Date	Grant Type	Estimated Future Payouts under Equity Incentive Plan Awards: Maximum(#)(1)	All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Patrick J. Callan, Jr.	1/17/2020	RS	—	21,750	611,175
	8/3/2020	RSU-TSR(4)	6,875	—	57,338
	8/3/2020	RSU-ROC(5)	6,875	—	100,467
David W. Kalish	1/17/2020	RS	—	10,670	299,827
	8/3/2020	RSU-TSR(4)	2,275	—	18,974
	8/3/2020	RSU-ROC(5)	2,275	—	33,253
Lawrence G. Ricketts, Jr.	1/17/2020	RS	—	17,100	480,510
	8/3/2020	RSU-TSR(4)	5,500	—	45,870
	8/3/2020	RSU-ROC(5)	5,500	—	80,370
Matthew J. Gould	1/17/2020	RS	—	10,670	299,827
	8/3/2020	RSU-TSR(4)	2,375	—	19,808
	8/3/2020	RSU-ROC(5)	2,375	—	34,707
Fredric H. Gould	1/17/2020	RS	—	10,670	299,827
	8/3/2020	RSU-TSR(4)	2,375	—	19,808
	8/3/2020	RSU-ROC(5)	2,375	—	34,707
(1)	Represents the maximum number of shares underlying RSUs that will be issued if all the applicable market and performance conditions are met.
(2)
Reflects restricted stock awards. These shares generally vest, on a cliff vesting basis, five years from the grant date, subject to such persons continued relationship with us. Dividends are paid on restricted stock unless such shares are forfeited prior to vesting due to the termination, with certain exceptions, of the relationship between us and the executive. In the event the shares are forfeited, the recipient is (i) entitled to retain the dividends paid prior to the forfeiture, and (ii) is not entitled to any dividends paid after the forfeiture of such shares.

(3)
The grant date fair value of the restricted stock, RSU – TSR and RSU – ROC awards are $28.10, $8.34 and $17.31, respectively, per share. These amounts do not correspond to the actual values that will be realized by the executives. The aggregate grant date fair value for the RSU-ROC awards gives effect to management’s assessment of the probable outcome as to whether, and the extent to which, the RSU-ROCs will vest.

(4)
Represents shares underlying RSUs that vest on June 30, 2023 if, and to the extent, a market condition (i.e., average of annual total stockholder return) is satisfied. If the average of our annual total stockholder return (including dividends) on our common stock from July 1, 2020 through June 30, 2023, equals or exceeds 12.75%, all the shares underlying such RSUs vest; equals or is less than 7%, no shares vest; and is more than 7% and less than 12.75%, a pro rata portion of the shares underlying such RSUs vest. There are no dividends or voting rights associated with these RSUs.

(5)
Represents shares underlying RSUs that vest on June 30, 2023 if, and to the extent, a performance condition (i.e., average annual return on capital) is satisfied. If the average of our annual return on capital (as explained below) from July 1, 2020 through June 30, 2023 exceeds 9.75%, all the shares underlying such RSUs vests; equals or is less than 7%, no shares vest; and exceeds 7% but is less than 9.75%, a pro rata portion of the shares underlying such RSUs vest. Return on capital means adjusted funds from operations, as described below, divided by average capital, as described below. Adjusted funds from operations is determined by using funds from operations as determined in accordance with the NAREIT definition, adjusted for straight-line rent accruals and amortization of lease intangibles, and adding and deducting gains and losses (as determined pursuant to the applicable award), respectively, on sales of properties. Average capital is stockholders’ equity, plus depreciation and amortization, adjusted for intangibles, as measured over the applicable periods. There are no dividend or voting rights associated with these RSUs.

Outstanding Equity Awards At Fiscal Year End
The following table provides information as of December 31, 2020 about the outstanding equity awards held by our named executive officers:
	Stock Awards
Name	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares Subject to RSUs That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Shares Subject to RSUs That Have Not Vested ($)(1)(2)(3)
Patrick J. Callan, Jr.	101,250(4)	2,032,088	41,250	827,888
David W. Kalish	49,750(5)	998,483	13,650	273,956
Lawrence G. Ricketts, Jr.	80,800(6)	1,621,656	33,000	662,310
Matthew J. Gould	49,750(5)	998,483	14,250	285,998
Fredric H. Gould	49,750(5)	998,483	14,250	285,998
(1)	The market value represents the product of the closing price of our common stock as of December 31, 2020, which was $20.07, multiplied by the number of shares subject to or underlying such award.
(2)	Assumes that all of the RSUs vest.
(3)
If the measurement and vesting dates were December 31, 2020, only 55.0% of the RSUs would have vested and the balance of the RSUs would have been forfeited (i.e., 33.5% of the RSU-TSR would have vested and 76.5% of the RSU-ROC would have vested).

(4)
With respect to this individual, 18,500 shares vest in January 2021, 19,500 shares vest in January 2022, 20,250 shares vest in January 2023, and 21,250 shares vest in January 2024 and 21,750 shares vest in January 2025.

(5)
With respect to this individual, 9,200 shares vest in January 2021, 9,600 shares vest in January 2022, 9,950 shares vest in January 2023, and 10,330 shares vest in January 2024, and 10,670 shares vest in January 2025.

(6)	With respect to this individual, 15,500 shares vest in each of January 2021 and 2022, 16,100 shares vest in January 2023 and 16,600 shares vest in January 2024 and 17,100 shares vest in January 2025.
None of the named executive officers hold any stock options and none were granted to any of the named executive officers during the year.
Option Exercises And Stock Vested
The following table sets forth information regarding the shares of restricted stock and shares underlying RSUs that vested in 2020:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Patrick J. Callan, Jr.	22,390	574,152
David W. Kalish	10,053	262,962
Lawrence G. Ricketts, Jr.	18,512	475,881
Matthew J. Gould	10,116	264,072
Fredric H. Gould	10,116	264,072
(1)
Includes 4,390, 1,453, 3,512, 1,516 and 1,516 shares underlying RSUs for Messrs. Callan, Kalish, Ricketts, M. Gould and F. Gould, respectively, that vested upon achieving a certain level of total stockholder return.

(2)
Reflects the aggregate market value of the shares that vested as of the applicable vesting date. The closing market prices of a share of our common stock on the vesting date of the restricted stock awards (i.e., January 14, 2020) and restricted stock units (i.e., June 30, 2020) was $27.60 and $17.62, respectively.

Pay Ratio
As required by and in accordance with the Dodd-Frank Act and the regulations promulgated thereunder, we provide below a reasonable estimate of the relationship of the annual total compensation of Mr. Patrick J. Callan, Jr., our Chief Executive Officer and President, to the median annual total compensation of our employees (other than the CEO). For 2020:
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $1,831,000;
•	the median annual total compensation of all our employees (other than our CEO) was $256,000; and
•	our CEO’s annual total compensation was 7.2 times that of the median of the annual total compensation of all our employees (other than our CEO).
In calculating this estimate, we included as our employees as of the December 31, 2020 measurement date, all those individuals to whom we are required by the Internal Revenue Code of 1986, as amended, to issue a W-2. We identified our median employee by calculating our employees’ total annual compensation in the same manner that the CEO’s total annual compensation is calculated for the Summary Compensation Table.
SEC rules allow companies to adopt a variety of methodologies and apply various assumptions in presenting this ratio. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Background
In 2019 and 2020,
•
Matthew J. Gould, Chairman of our Board of Directors, served as a Senior Vice President and director of BRT Apartments Corp., a NYSE listed real estate investment trust focused on the ownership, operation and development of multi-family properties, as Chairman of the Board and Chief Executive Officer of the managing general partner of Gould Investors (which owns approximately 9.1% of our outstanding shares of common stock), and as a Vice President of Majestic;

•
Fredric H. Gould, Vice Chairman of our Board of Directors, served as a director of BRT Apartments, as Chairman of the Board of Directors and sole stockholder of Majestic and as a director and sole stockholder of Georgetown Partners, the corporate managing general partner of Gould Investors; and

•
Jeffrey A. Gould, a Director and Senior Vice President of our company, served as a Director, President and Chief Executive Officer of BRT Apartments, as a Senior Vice President and Director of the corporate managing general partner of Gould Investors and as a Vice President of Majestic.

Matthew J. Gould and Jeffrey A. Gould are brothers and the sons of Fredric H. Gould. In addition, David W. Kalish, Mark H. Lundy, Israel Rosenzweig and Isaac Kalish, each of whom is an executive officer of our company, are officers of BRT Apartments and of the corporate managing general partner of Gould Investors. Isaac Kalish is David Kalish’s son and Steven Rosenzweig and Alon Rosenzweig, sons of Israel Rosenzweig, are employed by our affiliates.
Related Party Transactions
Pursuant to the compensation and services agreement, Majestic provides us with the Services. In accordance with the compensation and services agreement, we paid Majestic $2,826,000 and $3,011,000 in 2019 and 2020, respectively, which included $1,307,000 and $1,265,000 for property management services, respectively. In 2021, we will pay Majestic $1,746,000 and in addition, for its property management services, will pay 1.5% and 2.0% of the rental payments (including tenant reimbursements) actually received by us from net lease tenants and operating lease tenants, respectively. We will not pay Majestic property management fees with respect to properties managed by third parties. Based on our property portfolio at December 31, 2020, we estimate that the property management fee in 2021 will be approximately $1.4 million. Majestic may earn a profit from payments made to it under such agreement. In addition, under this agreement, we also paid Majestic $216,000 and $275,000 in 2019 and 2020, respectively, and will pay $295,000 in 2021, as reimbursement for our share of direct office expenses, including rent, telephone, postage, computer services, internet usage and supplies. Majestic is wholly owned by the vice chairman of our board, and certain of our part-time officers, including our part-time named executive officers, are officers of, and receive compensation from, Majestic.
Our part-time officers also receive compensation from other companies affiliated with us for services unrelated to us.
Majestic allocated an aggregate of $1,170,000 and $1,511,000 to the following officers (some of whom are also officers of Majestic and other affiliated companies) for the services they performed on our behalf in 2019 and 2020, respectively: Matthew J. Gould, $309,000 and $398,000; David W. Kalish, $165,000 and $211,000; Jeffrey A. Gould, $309,000 and $398,000; Mark H. Lundy, $207,000 and $260,000; Israel Rosenzweig, $49,000 and $61,000; Isaac Kalish, $80,000 and $112,000; and Steven Rosenzweig, $51,000 and $71,000. The allocated amounts do not represent the amounts paid to such individuals which may be greater or less than the allocated amounts. These individuals also received compensation in 2019 and 2020 from our other affiliates, including BRT Apartments and Gould Investors, as well as other entities wholly owned by Fredric H. Gould, none of which provided services to us in 2019 or 2020.
We obtain our property insurance in conjunction with Gould Investors and its affiliates and in 2019 and 2020, we reimbursed Gould $1,025,000 and $1,168,000, respectively, for our proportionate share of the insurance premiums.
During 2019 and 2020, $1,973,000 and $2,349,000, respectively, of non-cash compensation expense relating to the restricted stock and RSUs held by our part-time executive officers and employees (who may also be compensated by Majestic or its affiliates), was charged to our operations. See “Executive Compensation-Compensation Program – Background”. The grant date fair value of the shares of restricted stock and RSUs awarded in 2019 and 2020 to persons performing services for us pursuant to the compensation and services agreement is $2,278,000 and $2,437,000, respectively. The grant date fair value of such awards in 2019 and 2020, respectively, to these individuals is as follows: Jeffrey A. Gould, $322,000 and $354,000; Mark H. Lundy, $319,000 and $352,000; Israel Rosenzweig, $163,000 and $123,000; Isaac Kalish, $163,000 and $179,000; and Steven Rosenzweig, $99,000 and $116,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)
General
The audit committee and the board of directors is seeking ratification of the appointment of E&Y as our independent registered public accounting firm for 2021. A representative of E&Y is expected to be present at our annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
We are not required to have our stockholders ratify the selection of E&Y as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain E&Y, but may, in its discretion, decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ interests.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.
Audit and Other Fees
The following table presents E&Y’s fees for the services and years indicated:
	2020	2019
Audit fees(1)	$936,308	$1,026,185
Audit-related fees	—	—
Tax fees(2)	16,480	16,000
All other fees	—	—
Total fees	$952,788	$1,042,185
(1)
Includes fees for audit services and related expenses associated with the annual audit of our consolidated financial statements, including reviews of our quarterly reports, comfort letters, consents, review of documents filed with the SEC and, for 2019, the audit of internal control over financial reporting.

(2)	Tax fees consist of fees for certain tax compliance services and tax advice.
The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of E&Y.
Pre-Approval Policy for Audit and Non-Audit Services
The audit committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.
In addition to the audit work necessary for us to file required reports under the Exchange Act (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved in advance by the audit committee. The audit committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2020 and 2019.

REPORT OF THE AUDIT COMMITTEE
The role of the audit committee is to select and engage our independent registered public accounting firm and to oversee and monitor, among other things, our financial reporting process and the independence and performance of the independent registered public accounting firm. It is the responsibility of management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.
In performing its duties, the audit committee:
•
reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 (the “Audited Financial Statements”) with management and the independent registered public accounting firm;

•	discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”);
•	received from E&Y the written disclosures and the letter from E&Y regarding E&Y’s independence required by the applicable requirements of the PCAOB, and discussed with such firm its independence; and
•
based on the reviews and discussions referred to above, the audit committee recommended that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted,

Leor Siri, Chair
J. Robert Lovejoy
Karen A. Till

DELINQUENT SECTION 16(a) REPORTS
On two occasions in 2020, we paid a portion of our dividend in stock. Stockholders were entitled to elect to receive their dividend in stock or cash though the extent to which they received stock or cash depended on the elections made by other stockholders. Accordingly, the number of shares of stock a stockholder received was not determinable in advance. Due primarily to delays in receiving information from their Agents as to the number of shares of stock they received as part of such dividend payments, the following did not file on a timely basis their reports required by Section 16(a) of the Exchange Act: Mr. Biederman, who filed two reports late with respect to three transactions; Ms. Block, who filed two reports late with respect to two transactions; Mr. Callan, who filed one report late with respect to one transaction; Mr. DeLuca, who filed three reports late with respect to three transactions; Mr. Figueroa, who filed one report late with respect to one transaction; Mr. F. Gould, who filed one report late with respect to five transactions; Mr. J. Gould, who filed one report late with respect to three transactions; Mr. D. Kalish, who filed one report late with respect to five transactions; Mr. I. Kalish, who filed one report late with respect to five transactions; Mr. Lovejoy, who filed two reports late with respect to four transactions; Mr. Lundy, who filed two reports late with respect to two transactions; Mr. Rosenzweig, who filed one report late with respect to four transactions; and Mr. Zuriff, who filed three reports late with respect to six transactions.
ADDITIONAL INFORMATION AND NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
As of the date of this proxy statement, we do not know of any business that may properly be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. Subject to applicable law, if any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment and discretionary authority to do so is conferred by the enclosed proxy.
Our corporate governance guidelines, code of business conduct and ethics and the charter for each of our audit, compensation and nominating committees are available at the corporate governance section of our website at: https://1liberty.com/investor-relations/corporate-governance.
Copies of such documents may be obtained without charge by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attn: Office of the Corporate Secretary.
This proxy statement (including the notice of meeting), the proxy card and our 2020 annual report to stockholders are available at http://1liberty.com/annualmeetingmaterials.pdf.
Great Neck, NY	By order of the Board of Directors
April 26, 2021

S. Asher Gaffney, Vice President and Corporate Secretary

0

ONE LIBERTY PROPERTIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark H. Lundy and Asher Gaffney, and each of them, as proxies for the undersigned, each with the power to act without the other and with the power appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of One Liberty Properties, Inc., a Maryland corporation (the “Company”), to be held on June 10, 2021, at 9:30 AM New York City time, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of such meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

(TO BE SIGNED ON REVERSE SIDE)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 10, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and 2020 Annual Report to Stockholders are available at http://1liberty.com/annualmeetingmaterials.pdf

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000333333000000000 3 061021

The Board of Directors recommends a vote "FOR" all nominees listed below and "FOR" proposal 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposal 2. If any nominee named in this Proxy is unwilling or unable to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director recommendations. The Proxies cannot vote your shares of common stock unless you sign, date and return this card.

1. Election of five Directors, as described more fully in the accompanying proxy statement.

NOMINEES:

3. **The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please date this Proxy.

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 10, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and 2020 Annual Report to Stockholders are available at http://1liberty.com/annualmeetingmaterials.pdf

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000333333000000000 3 061021

The Board of Directors recommends a vote "FOR" all nominees listed below and "FOR" proposal 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposal 2. If any nominee named in this Proxy is unwilling or unable to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director recommendations. The Proxies cannot vote your shares of common stock unless you sign, date and return this card.

1. Election of five Directors, as described more fully in the accompanying proxy statement.

NOMINEES:

3. **The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please date this Proxy.